UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934


                        Report for Event: March 31, 2002


                           ICHANCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

   Nevada                            000-30213                 52-2043569
-------------------------------------------------------------------------------
(State of other                 (Commission File No.)        (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)


             3753 Howard Hughes Parkway, #227, Las Vegas, NV    89109
              (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (702) 892-3915

Registrant's Attorney: Warren J. Soloski,  Esq.
                       Warren J. Soloski, APC
                       11300 West Olympic Blvd., Suite 800
                       Los Angeles, CA 90064 (310) 477-9742


                         This Report Consists of 3 Pages

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         The Registrant is now controlled by George Polyhronopoulos . The Registrant entered into a Modification Agreement as of March 31, 2002, to modify the Plan and Agreement of Reorganization with iChance, Inc. of September 14, 2001 where the Registrant provided iChance, Inc. with 5,000,000 shares of its restricted common stock for its assets. The Modification Agreement provides iChance, Inc. with 2,000,000 shares of its restricted stock rather than 5,000,000 shares of its restricted stock. for limited assets. George Polyhronopoulos now owns slightly more than 50% of the stock of Registrant.


ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS

         The Registrant has acquired the following assets: (1) one (1) copy of the FutureBet casino gaming software (version 1.0) without right, title or interest in the underlying source code for license, use and general commercial exploitation on an exclusive basis, subject to the restrictions set forth herein, solely to operators and licensors within the fifty (50) United States. Rights to exclusivity shall be offered for a period of three (3) years and provided Buyer enters into software licensing agreements with at least one (1) United States land-based gaming establishment during each year throughout the three (3) year period; (2) all right, title and interest in and to the "iChance" name and logo; and (3) two hundred fifty thousand (250,000) restricted shares of the common stock of Software Ventures. The Registrant has reacquired 5,000,000 shares of its restricted common stock.


ITEM 5 OTHER EVENTS

         March 31,  2002,  Brian  Hurley  the  current  Director,  named  George
Polyhronopoulos  Director  and the  sole  Officer  of the  Registrant  and  then
resigned  as  a  Director  and  Officer  of  the   Registrant.

         There  were  no disagreements between Brian Hurley and the Registrant.


ITEM 7  FINANCIAL STATEMENT AND EXHIBITS

         (c)  Exhibits

         99.1       Modification Agreement

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ICHANCE INTERNATIONAL, INC.
                                        (Registrant)



Dated: May 9, 2002                       By: /s,  George Polyhronopoulos
                                             ---------------------------
                                                President/Director